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BlackRock Index Funds, Inc. (the "Registrant"): iShares MSCI EAFE International
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Index Fund (the "Fund")
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77Q1(e):

Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Fund Advisors with respect to the Fund

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                                                                EXHIBIT 77Q1(E)

                            SUB-ADVISORY AGREEMENT

       AGREEMENT dated as of June 12, 2017, between BlackRock Advisors, LLC, a Delaware limited liability company ("Adviser"), and BlackRock Fund Advisors, a California corporation ("Sub-Adviser").

       WHEREAS, Adviser has agreed to furnish investment advisory services to BlackRock International Index Fund (the "Fund") of BlackRock Index Funds, Inc. (the "Corporation"), an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

       WHEREAS, Adviser wishes to retain Sub-Adviser to provide it with sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Fund;

       WHEREAS, the investment management agreement between Adviser and the Corporation dated August 1, 2016 (such Agreement or the most recent successor agreement between such parties relating to advisory services to the Fund is referred to herein as the "Advisory Agreement") contemplates that Adviser may appoint a sub-adviser to perform investment advisory services with respect to the Fund;

       WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

       1.  Appointment. Adviser hereby appoints Sub-Adviser to act as
           -----------
sub-adviser with respect to the Fund as provided in Section 6 of the Advisory Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

       2.  Services of Sub-Adviser. Subject to the oversight and supervision of
           -----------------------
Adviser and the Corporation's Board of Directors, Sub-Adviser will supervise certain day-to-day operations of the Fund and perform the following services:
(i) act as investment adviser for and manage the investment and reinvestment of those assets of the Fund as Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) provide investment research and credit analysis concerning the Fund's investments; (iii) assist Adviser in determining what portion of the Fund's assets will be invested in cash and cash equivalents and money market instruments; (iv) place orders for all purchases and sales of such investments made for the Fund; and (v) maintain the books and records as are required to support Corporation operations (in conjunction with record-keeping and accounting functions performed by Adviser). At the request of Adviser, Sub-Adviser will also, subject to the oversight and supervision of Adviser and the direction and control of the Corporation's Board of Directors, provide to Adviser or the Corporation any of the facilities and equipment and perform any of the services

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described in Sections 2 or 3 of the Advisory Agreement. In addition,
Sub-Adviser will keep the Corporation and Adviser informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Corporation from time to time whatever information Sub-Adviser believes appropriate for this purpose. Sub-Adviser will periodically communicate to Adviser, at such times as Adviser may direct, information concerning the purchase and sale of securities for the Fund, including (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be effected,
(iv) the CUSIP number of the instrument, if any, and (v) such other information as Adviser may reasonably require for purposes of fulfilling its obligations to the Corporation under the Advisory Agreement. Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and statement of additional information (as currently in effect and as they may be amended or supplemented from time to time), and the resolutions of the Corporation's Board of Directors.

       3.  Other Sub-Adviser Covenants. Sub-Adviser further agrees that it:
           ---------------------------

          (a) will comply with (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended and all applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), (ii) any other applicable provision of law and (iii) the provisions of this Agreement, Articles of Incorporation and Amended and Restated By-Laws of the Corporation as such are amended from time to time;

          (b) will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, Sub-Adviser may, subject to the approval of the Corporation's Board of Directors, select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of Adviser or Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, PROVIDED that Sub-Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of Adviser and Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In no instance, however, will the Fund's securities be purchased from or sold to Adviser, Sub-Adviser, the Corporation's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. It is understood that Sub-Adviser may utilize affiliates in connection with the placement of orders with issuers and brokers or dealers, but such use of affiliates shall not affect the responsibility of Sub-Adviser to Adviser for such activities. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, Sub-Adviser may select brokers and dealers with which it or the Corporation is affiliated;

                                       2

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          (c)  will maintain or cause Adviser to maintain books and records with respect to the Fund's securities transactions and will furnish Adviser and the Corporation's Board of Directors such periodic and special reports as they may request;

          (d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When Sub-Adviser makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the commercial departments of its affiliates. In dealing with commercial customers of its affiliates, Sub-Adviser will not inquire or take into consideration whether securities of those customers are held by the Corporation; and

          (e) will treat confidentially and as proprietary information of the Corporation all records and other information relative to the Corporation, any of the Fund's and the Corporation's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

       4.  Services Not Exclusive. Sub-Adviser's services hereunder are not
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deemed to be exclusive, and Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

       5.  Books and Records. In compliance with the requirements of Rule 31a-3
           -----------------
under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Corporation and further agrees to surrender promptly to the Corporation any such records upon the Corporation's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

       6.  Expenses. During the term of this Agreement, Sub-Adviser will bear
           --------
all costs and expenses of its employees and any overhead incurred by Sub-Adviser in connection with its duties hereunder; PROVIDED that the Board of Directors of the Corporation may approve reimbursement to Sub-Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Corporation operations (including, without limitation, compliance matters) (other than the provision of investment advice required to be provided hereunder) of all personnel employed by Sub-Adviser who devote substantial time to Corporation operations or the operations of other investment companies advised or sub-advised by Sub-Adviser.

       7.  Compensation. For the services provided and the expenses assumed
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pursuant to this Agreement, Adviser will pay to Sub-Adviser a fee, computed daily and payable monthly, at the annual rate set forth on Appendix A attached
                                                           ----------
hereto. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

                                       3

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       For purposes of the fee rates set forth on Appendix A, the net assets of
                                                  ----------
the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Corporation's Board of Directors for calculating the value of the Corporation's assets or delegating such calculations to third parties.

       If Adviser waives or reimburses any or all of its advisory fee payable under the Advisory Agreement pursuant to an expense limitation agreement or other advisory fee waiver agreement, with respect to the Fund, Sub-Adviser will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Fund to the aggregate fees that would otherwise be paid by the Corporation to Adviser under the Advisory Agreement with respect to the Fund. Adviser shall inform Sub-Adviser prior to waiving or reimbursing any advisory fees.

       8.  Limitation of Liability. Sub-Adviser shall not be liable for any
           -----------------------
error of judgment or mistake of law or for any loss suffered by Adviser or by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

       9.  Duration and Termination. This Agreement will become effective as of
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the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect with respect to the Fund until for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, PROVIDED such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Corporation's Board of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and
(b) by the Corporation's Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the Corporation (by vote of the Corporation's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund), or by Adviser or Sub-Adviser on sixty days' written notice, and will terminate automatically upon any termination of the Advisory Agreement between the Corporation and Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms in the 1940 Act.)

       10.  Notices. Any notice under this Agreement shall be in writing to the
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other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

       11.  Amendment of this Agreement. No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by

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the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

       12.  Miscellaneous. The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

       13.  Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

       14.  Counterparts. This Agreement may be executed in counterparts by the
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parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          BLACKROCK ADVISORS, LLC

                                          By:     /s/ Neal J. Andrews
                                                  ------------------------------
                                          Name:   Neal J. Andrews
                                          Title:  Managing Director

                                          BLACKROCK FUND ADVISORS

                                          By:     /s/ Neal J. Andrews
                                                  ------------------------------
                                          Name:   Neal J. Andrews
                                          Title:  Managing Director

AGREED AND ACCEPTED
as of the date first set forth
above

BLACKROCK INDEX FUNDS, INC.

By.     /s/ John Perlowski
        --------------------------
Name:   John Perlowski
Title:  President and Chief
        Executive Officer

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                                                                     APPENDIX A

                           FUND AND SUB-ADVISORY FEE

Pursuant to Section 7, for that portion of the Fund for which the Sub-Adviser acts as sub-adviser, Adviser shall pay a fee to Sub-Adviser equal
to        percent (        %) of the advisory fee received by the Adviser from
the Fund with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Adviser, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Adviser.

                                 Appendix A-1